                                                                   Exhibit(a)(7)


                                    FORM OF
                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
               MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.

MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, NY 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SECOND:  The Board of Directors of the Corporation at a meeting duly convened
and held on September   , 1999 adopted a resolution adding one portfolio and
increasing the total number of shares of stock which the Corporation shall have the authority to issue from ten billion five hundred million (10,500,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of ten million five hundred thousand dollars ($10,500,000) designated and classified in twenty portfolios as follows:

                                                Number of Shares
                                                of Common Stock
Name of Class                                   Classified and Allocated
-------------                                   ------------------------
Money Market Portfolio                          1,000,000,000
Fixed Income Portfolio                            500,000,000
High Yield Portfolio                              500,000,000
International Fixed Income Portfolio              500,000,000
Emerging Markets Debt Portfolio                   500,000,000
Balanced Portfolio                                500,000,000
Multi-Asset-Class Portfolio                       500,000,000
Equity Growth Portfolio                           500,000,000
Value Portfolio                                   500,000,000
Core Equity Portfolio                             500,000,000
Mid Cap Growth Portfolio                          500,000,000
Mid Cap Value Portfolio                           500,000,000
U.S. Real Estate Portfolio                        500,000,000
Global Equity Portfolio                           500,000,000
International Magnum Portfolio                    500,000,000
Emerging Markets Equity Portfolio                 500,000,000
Asian Equity Portfolio                            500,000,000
Latin American Portfolio                          500,000,000
Active International Allocation Portfolio         500,000,000

Technology Portfolio                                    500,000,000

to eleven billion (11,000,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of eleven million ($11,000,000) and designated and classified in twenty one portfolios as follows:

                                                        Number of Shares
                                                        of Common Stock
Name of Class                                           Classified and Allocated
-------------                                           ------------------------

Money Market Portfolio                                  1,000,000,000
Fixed Income Portfolio                                    500,000,000
High Yield Portfolio                                      500,000,000
International Fixed Income Portfolio                      500,000,000
Emerging Markets Debt Portfolio                           500,000,000
Balanced Portfolio                                        500,000,000
Multi-Asset-Class Portfolio                               500,000,000
Equity Growth Portfolio                                   500,000,000
Value Portfolio                                           500,000,000
Core Equity Portfolio                                     500,000,000
Mid Cap Growth Portfolio                                  500,000,000
Mid Cap Value Portfolio                                   500,000,000
U.S. Real Estate Portfolio                                500,000,000
Global Equity Portfolio                                   500,000,000
International Magnum Portfolio                            500,000,000
Emerging Markets Equity Portfolio                         500,000,000
Asian Equity Portfolio                                    500,000,000
Latin American Portfolio                                  500,000,000
Active International Allocation Portfolio                 500,000,000
Technology Portfolio                                      500,000,000
Targeted Duration Portfolio                               500,000,000

THIRD: Such shares have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in Section 2-105(c) of the Maryland General Corporation Law and the Corporation's Articles of Incorporation.

FOURTH: The description of the shares of stock designated and classified as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Articles of Incorporation and has not changed in connection with these Articles Supplementary to the Articles of Incorporation.

IN WITNESS WHEREOF, Morgan Stanley Dean Witter Universal Funds, Inc. has caused these Articles Supplementary to be signed in its name and on the behalf by its
President and attested by its Secretary on this   day of           , 1999.


                         MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.





                                                By:
                                                   --------------------
                                                   Michael F. Klein
                                                   President

Attest:




-------------------
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                -----------------------
                                                Michael F. Klein
                                                President